EXHIBIT 10.2

                     AMENDED AND RESTATED ESCROW AGREEMENT

         THIS AMENDED AND RESTATED ESCROW AGREEMENT, is effective as of October 27, 2005, (the "Agreement") and amends and restates in its entirety the Escrow Agreement dated April 15, 2005 (the "Prior Agreement") by and among Motient Corporation, a Delaware corporation (the "Company") and EquiServe Trust Company N.A., a National Trust Company, a wholly-owned subsidiary of EquiServe Inc., as escrow agent (the "Escrow Agent").

         WHEREAS, on April 15, 2005 the Company issued an aggregate of 408,500 shares (the "Series A Shares") of the Company's Series A Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"); and

         WHEREAS, the Series A Shares were issued to the investors at a per share price and upon the terms and conditions set forth in the Securities Purchase Agreement dated as of the date hereof between the Company and the purchasers listed on Schedule I thereto (the "Securities Purchase Agreement"); and

         WHEREAS, the terms of the Securities Purchase Agreement and Certificate of Designations of the Series A Cumulative Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on April 15, 2005, as corrected by the Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designations of the Series A Cumulative Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on July 29, 2005 (the "Series A Certificate of Designations"), provided that it was a condition precedent to the closing of the transactions under the Securities Purchase Agreement for the Company to deposit 10.5% of the total proceeds received by the Company from the sale of the Series A Preferred Stock pursuant to the terms of the Prior Agreement; and

         WHEREAS, on the date hereof the Company consummated an exchange offer (the "Exchange Offer") pursuant to which a majority of the holders of Series A Shares exchanged their Series A Shares for shares (the "Series B Shares" and, together with the Series A Shares, the "Shares") of Series B Cumulative Convertible Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock"), and the Certificate of Designations of the Series B Cumulative Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on or before the date hereof (the "Series B Certificate of Designations" and, together with the Series A Certificate of Designations, the "Certificates of Designations") requires that the Company retain the amounts deposited pursuant to the Prior Agreement for the benefit of the holders of Series B Shares, as well as the holders of Series A Shares who elected not to exchange such shares in the Exchange Offer; and

         WHEREAS, the Prior Agreement could be amended by obtaining the written consent of the Company and the Escrow Agent, both the Company and the Escrow Agent have consented to the Amendments to the Prior Agreement set forth in this Agreement and, in connection with the Exchange Offer, the holders of the Series A Shares who exchanged their Series A Shares for Series B Shares, who constituted a majority of the holders of Series A Shares, pursuant to the terms of the Exchange Offer also consented to the Amendments to the Prior Agreement set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

         Section 1. Appointment of Escrow Agent. The Company hereby appoints EquiServe Trust Company N.A. as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

         Section 2. Deposit into the Escrow Property. On or about April 15, 2005, the Company deposited with the Escrow Agent the sum of $42,892,500 in immediately available funds (the "Escrowed Proceeds"), and which Escrowed Proceeds shall be held by the Escrow Agent upon the terms and conditions hereinafter set forth. The foregoing property and/or funds, plus all interest, dividends and other distributions and payments thereon (collectively, the "Earnings") received by the Escrow Agent, less any property and/or funds distributed or paid in accordance with this Escrow Agreement, are collectively referred to herein as the "Escrow Property". The Escrow Agent shall have no duty to solicit the Escrow Property.

         Section 3. Investment of the Escrow Property. During the term of this Agreement, the Escrow Agent shall invest and reinvest the Escrow Property in any of the following investments, in each case at the written direction of the Company. In the event the Company makes no investment election, Escrow Agent shall invest and reinvest the Escrow Property in the investments listed in
Section 3(1) below:

         (1) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States; or

         (2) any of the approved Directed Investment/Escrow Money Market Funds set forth on Schedule A hereto.

The Escrow Agent shall have no obligation to invest or reinvest the Escrow Property if deposited with the Escrow Agent after 11:00 a.m. (E.S.T.) on such day of deposit. Instructions received after 11:00 a.m.(E.S.T.) will be treated as if received on the following business day. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Property. Any interest or other income received on such investment and reinvestment of the Escrow Property shall become part of the Escrow Property and any losses incurred on such investment and reinvestment of the Escrow Property shall be debited against the Escrow Property. If a selection is not made and a written direction not given to the Escrow Agent, the Escrow Property shall except as otherwise provided herein remain uninvested with no liability for interest therein. It is agreed and understood that the entity serving as Escrow Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Property pursuant to Section 4 hereof. In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder.

         Section 4. Distribution of Escrow Property. The Escrow Agent shall hold the Escrow Property in its possession until instructed hereunder to deliver the Escrow Property or any specified portion thereof in accordance with a written release notice signed by an authorized person of the Company. Subject to 9.8(b), if the Escrow Property is disbursed in accordance with a court order, the Company shall represent to the Escrow Agent that such court order is final and non-appealable.

         The Escrow Proceeds shall be distributed to the Company to be paid to the holders of Preferred Stock (i) as dividend payments on the shares of Preferred Stock when and as declared by the Board of Directors of the Company to the holders of shares of Preferred Stock who are record holders of Preferred Stock on the record date for the payment of such dividend, (ii) pursuant to the redemption of shares of Preferred Stock, or (iii) upon the liquidation, dissolution or winding up of the Company, each pursuant to the terms of the applicable Certificate of Designations and upon the Company's certification to the Escrow Agent of the authorization of such distribution. Upon any conversion of shares of Preferred Stock pursuant to the terms of the applicable Certificate of Designations, the amount of the Escrow Proceeds attributable to accrued and unpaid dividends and future dividends through and including the fourth semi-annual dividend on such converted shares shall be released to the Company upon the Company's certification to the Escrow Agent of its entitlement thereto. Notwithstanding the forgoing, such distributions shall be effected pursuant to the terms of that certain Transfer Agency and Services Agreement dated as of the date hereof between the parties hereto (the "TA Agreement"), and in particular
Section 4 thereof.

         Earnings on the Escrow Proceeds shall be distributed from time to time to the Company.

         Section 5. Termination. The Escrow Agent shall distribute the remaining balance, if any, of the Escrow Property to the Company following the earliest to occur of (i) the payment of the fourth semi-annual dividend to be paid on the shares of Preferred Stock, (ii) the complete redemption of all shares of Preferred Stock (iii) the conversion of all shares of Preferred Stock or (iv) the liquidation, dissolution or winding up of the Company, each pursuant to the terms of the Certificates of Designations.

         This Escrow Agreement shall terminate upon the distribution of all Escrow Property from the account established hereunder. The provisions of Sections 6, 8 and 9 shall survive the termination of this Escrow Agreement and the earlier resignation or removal of the Escrow Agent.

         Section 6. Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment from the Company for customary fees and expenses for all services rendered by it hereunder as separately agreed to in writing between the Company and the Escrow Agent (as such fees may be adjusted from time to time). It is understood by all parties that an invoice for the annual fee will be rendered to and payable by the Company on the effective date of the transaction and annually on that date thereafter. The Company shall reimburse the Escrow Agent on demand for all loss, liability, damage, disbursements, advances or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges. At all times, the

Escrow Agent will have a right of set off and first lien on the funds in the Escrow Property for payment of customary fees and expenses and all such loss, liability, damage or expenses. Such compensation and expenses shall be paid from the Escrow Property to the extent not otherwise paid hereunder. The obligations contained in this Section 6 shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

         Section 7. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days' prior written notice of such resignation to the Company. The Company may remove the Escrow Agent at any time by giving thirty (30) calendar days' prior written notice to the Escrow Agent. Upon such notice, a successor escrow agent shall be appointed by the Company that shall be a commercial bank or trust company or other entity of good reputation and reasonably capable of performing the services of the Escrow Agent hereunder, who shall provide written notice of such to the resigning Escrow Agent. Such successor escrow agent shall become the escrow agent hereunder upon the resignation or removal date specified in such notice. If the Company is unable to or fails to appoint a successor escrow agent within thirty (30) days after such notice, the Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Company at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The costs and expenses (including its attorneys' fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by the Company. Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less the Escrow Agent's fees, costs and expenses or other obligations owed to the Escrow Agent to be paid from any interest earned in respect of the Escrow Property, or hold any interest earned in respect of the Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon its resignation and delivery of the Escrow Property as set forth in this Section 7, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Property or this Agreement.

         Section 8. Indemnification of Escrow Agent. The Company shall indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees, representatives and agents, from and against and reimburse the Escrow Agent for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney's fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Escrow Agent directly or indirectly relating to, or arising from, claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys' and consultants' fees and expenses and court costs except to the extent caused by the Escrow Agent's gross negligence or willful misconduct. The provisions of this Section 8 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent. Escrow Agent's liability hereunder shall be limited in accordance with Section 10 of the TA Agreement.

         Section 9.     The Escrow Agent.
                        ----------------

         (1) The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Escrow Agent. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement to which the Company is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from the Company or an entity acting on its behalf. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

         (2) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

         (3) (a) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Company or any entity acting on behalf of the Company, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Property, or any loss of interest or income incident to any such delays, or (v) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit, but only to the extent of direct money damages.

               (b) If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent or its counsel hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Property and may sell, liquidate, convey or otherwise dispose of any investment in respect of the Escrow Property for such purpose. The Escrow Agent may in its sole discretion withhold from any distribution of any interest earned in respect of the Escrow Property an amount it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which the Escrow Agent is entitled to hereunder.

               (c) As security for the due and punctual performance of any and all of the Company's obligations to the Escrow Agent hereunder, now or hereafter arising, the Company hereby pledges, assigns and grants to the Escrow Agent a continuing security interest in, and a lien on, the Escrow Property and all Earnings thereon or additions thereto. The security interest of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against the Company and all third parties in accordance with the terms of this Escrow Agreement.

               (d) The Escrow Agent may consult with legal counsel of its own choosing, at the expense of the Company, as to any matter relating to this Escrow Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

               (e) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, war, or terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

               (f) The Escrow Agent shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

         (4) The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

         (5) The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

         (6) At any time the Escrow Agent may request an instruction in writing in English from the Company and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least three (3) business days after the Company receives the Escrow Agent's request for instructions and its proposed course of action, and provided further that, prior to so acting, the Escrow Agent has not received the written instructions requested.

         (7) When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Company or is not in the form the Company sent or intended to send (whether due to fraud, distortion or otherwise). The Company shall indemnify the Escrow Agent against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication.

         (8) (a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by the Company, which eliminates such ambiguity or uncertainty.

               (b) In the event of any dispute between or conflicting claims among the Company and any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company or such other person or entity for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by the Company.

               (c) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

         (9) The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Escrow Agent with an appropriate W-9 form for tax identification number certification. This paragraph shall survive notwithstanding any termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

         (10) The Escrow Agent shall provide to the Company monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the Company unless the Escrow Agent is notified in writing, by the Company, to the contrary within thirty (30) business days of the date of the Company's receipt of such statement.

         Section 10. Miscellaneous.   (a)   This Agreement embodies the entire
agreement and understanding among the parties relating to the subject matter hereof.

               (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts without reference to the principles of conflict of laws.

               (c) Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of Massachusetts and of any Federal Court located in the State of Massachusetts in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notices hereunder.

               (d) All notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid)or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

         If to the Company, to:

         Motient Corporation
         300 Knightsbridge Parkway
         Lincolnshire, Illinois 60069
         Attention: General Counsel
         Telecopy: (847) 478-4810

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

         with a copy to:

         Andrews Kurth LLP
         600 Travis, Suite 4200
         Houston, Texas
         Attention: Mark Young
         Telecopy: (713) 220-4285

         If to the Escrow Agent, to:

         EquiServe Trust Company N.A.
         Corporate Trust Department
         Attention Mr. John Ryan
         250 Royall Street
         Canton, Massachusetts  02021
         Telecopy No.:  (781) 575-2285

               (e) The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

               (f) This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of each party's respective successors and permitted assigns. Except as expressly provided herein, no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 10(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

               (g) This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.

               (h) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

               (i) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

               (j) Any payments of income from the Escrow Property shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Escrow Agent with its Employer Identification Number for use by the Escrow Agent if necessary. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on the Escrow Property and will not be responsible for any other reporting.

               (k) This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

               (l) The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

               (m) The Company hereby represents and warrants (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by the Company does not and will not violate any applicable law or regulation.

               (n) The invalidity, illegality or unenforceability of any provision of this Escrow Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

               (o) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "EquiServe Trust Company N.A." or any of its respective affiliates by name or the rights, powers, or duties of the Escrow Agent under this Escrow Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of the Escrow Agent.

               (p) For purposes of this Agreement, "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law or executive order to be closed in the State of Massachusetts.

               (q) This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Escrow Agreement as of the day and year first above written.

                                       MOTIENT CORPORATION

                                       By  /s/ Christopher Downie
                                           ----------------------------
                                       Name:  Christopher Downie
                                       Title: Executive Vice President and Chief
                                              Operating Officer

                                       EQUISERVE  TRUST COMPANY N.A.,
                                        as Escrow Agent

                                       By  /s/ John F. Ryan III
                                           ----------------------------
                                       Name:  John F. Ryan III
                                       Title: Senior Trust Officer



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


                                                                      Schedule A
                                                                      ----------

                                 Bank of America
                  Directed Investment/Escrow Money Market Funds


         Fund                                     Fund #
         ----                                     ------

         Nations Cash Reserve Fund                # 261

         Nations Money Market Reserves Fund       # 268

         Nations Treasury Reserves Fund           # 262

         Nations Government Reserves Fund         # 263


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